Exhibit 99.1

January 2, 2013

BG Medicine Announces Obtaining CE Mark and Launching of Automated BGM Galectin-3 Test

First Automated Test Launches in Europe and Territories Recognizing the CE Mark

WALTHAM, Mass., Jan. 2, 2013 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD), a company focused on the development and commercialization of novel cardiovascular diagnostics, announced today that the first automated version of the BGM Galectin-3® blood test has obtained a CE Mark, an important step in the company’s commercial strategy.

The BGM Galectin-3 test will be distributed through bioMérieux’s VIDAS® immunoassay platform which includes about 27,000 installed instruments worldwide. bioMérieux is one of four diagnostic instrument manufacturers partnering with BG Medicine to commercialize automated versions of the BGM Galectin-3 test, and the first to obtain a CE Mark. bioMérieux is preparing a phased launch of the test in Europe and in certain other territories that recognize the CE Mark.

“The BGM Galectin-3 test has the potential to play a major role in improving the management of heart failure,” said Eric Bouvier, President and Chief Executive Officer of BG Medicine. “The launch of the first automated version of our test is a watershed and exciting moment for our company. Through its broad CE-marked installed base, bioMérieux is in a position to drive the adoption of the test in Europe. Offering an automated version of the galectin-3 assay is critical for us to obtain broad-based and rapid global adoption. Partnering with bioMérieux, as well as Abbott, Alere and Siemens provides BG Medicine tremendous international coverage to drive commercial adoption over the next several years.”

The CE Mark for bioMérieux’s automated version of the BGM Galectin-3 test is the latest in a series of steps designed to further BG Medicine’s three-pillared business model for the test, which is focused on rapid commercial adoption driven by sales through automated partners, specialized labs and the targeting of US hospitals with high readmissions rates. Recent developments in this commercial strategy have included:

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The launch of a major campaign to grow BGM Galectin-3 test sales in hospital settings. BG Medicine launched a new campaign in November 2012 focused on the urgent need to reduce rates of unplanned hospital readmissions. The Centers for Medicare & Medicaid Services (CMS) guidelines that went into effect on October 1, 2012 will result in new financial penalties expected to reach an aggregate of nearly $300 million in 2013 and nearly $1 billion by 2015, if improvements are not made. Because heart failure patients with elevated levels of galectin-3 are two-to-three times more likely than other heart failure patients to be readmitted to the hospital within 30 days of discharge, the company believes that identifying and risk-stratifying these high-risk patients through galectin-3 testing is a potentially valuable and cost-effective tool in a hospital’s strategy to reduce unplanned 30-day readmissions. The company expects this initiative will accelerate the sales ramp-up and the widespread adoption of galectin-3 testing.

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The conversion of a medical liaison organization to a US-based sales organization. BG Medicine is transforming its current field force from an awareness- and education-focused organization into one with a sales mission and growth strategy. The field force will focus initially on promoting galectin-3 testing at a core set of hospitals with higher-than-average readmission rates, which are at risk of incurring significant financial penalties due to new rules affecting readmissions set by CMS.

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The opening of a CLIA (Clinical Laboratory Improvement Amendments) certified clinical laboratory. BG Medicine expects to open the BG Medicine CLIA laboratory in the first half of 2013 in order to make galectin-3 testing available to more hospitals and other health care providers. The company expects this CLIA lab will further strengthen the company’s own infrastructure to support sales made directly by BG Medicine.

“2013 is poised to be a year of great progress in our commercial strategy for the manual and automated versions of the BGM Galectin-3 test and we are pleased to begin the year with this important development in the execution of this strategy,” continued Mr. Bouvier.

About Galectin-3 and Heart Failure

Galectin-3 is a unique carbohydrate-binding lectin, or protein, that binds to carbohydrates called beta-galactosides. Galectin-3 has been implicated in a variety of biological processes important in the development and progression of heart failure, and is believed to be a primary mediator of progressive cardiac fibrosis (abnormal thickening and stiffening of the heart muscle) and adverse remodeling (changes in the structure of the heart). Higher levels of galectin-3 are associated with a more aggressive form of heart failure and 30% or more of mild to moderate heart failure patients will have elevated levels of galectin-3. Heart failure affects an estimated 5.8 million Americans, with approximately 670,000 new cases occurring each year. The direct and indirect cost of heart failure in the United States for 2010 is estimated to be $39.2 billion.

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD) is a diagnostics company focused on the development and commercialization of novel cardiovascular tests to address significant unmet medical needs, improve patient outcomes and reduce healthcare costs. The Company has two products: the BGM Galectin-3® test for use in patients with chronic heart failure is available in the United States and Europe; and the CardioSCORE™ test for the risk prediction of major cardiovascular events will be launched in Europe in the first half of 2013. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10352

Forward-Looking Statements

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this news release address our beliefs that bioMérieux, as our first partner to launch an automated version of our galectin-3 test, is in a position to drive the adoption of galectin-3 testing in Europe; our belief that identifying and risk-stratifying high-risk patients through galectin-3 testing is a potentially valuable and cost-effective tool in a hospital’s strategy to reduce unplanned 30-day readmissions; our expectations that our hospital readmissions initiative will accelerate the sales ramp-up and adoption of galectin-3 testing; our expectation that we will open our own CLIA lab in the first half of 2013; and our expectations that having our own CLIA lab will further strengthen our ability to strengthen sales of our diagnostic tests. Forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.